UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2012, the Company amended its term-loan facility agreement dated December 17, 2009. The amendment extended the maturity of the facility to July 1, 2014 and discontinued quarterly principal payments (which were previously $33.3 million per year), in exchange for the payment of a 1% fee on the outstanding balance and modifications to certain covenants. A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 8.01.	Other Events.

On January 30, 2012, the Company announced, in a press release, updates to its vessel fleet and modification of its term-loan facility, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report.

Exhibit No.	Descriptions
10.1	Amended Financing Agreement with RBS dated January 26, 2012

99.1	Press Release of GulfMark Offshore, Inc. dated January 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2012	GulfMark Offshore, Inc. (Registrant)

	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President & Chief Financial Officer